EXHIBIT 10.53

LICENSE AND SERVICE PROVISIONS ADDENDUM

THIS LICENSE AND SERVICE PROVISIONS ADDENDUM (“Addendum”), by and between TCG/EURIS ALAMEDA, L.P., a Delaware limited partnership (“Licensor”), and DIGITAL DOMAIN INC., a Delaware corporation (“Customer”) is entered into as of October 17, 2007.

This Addendum is executed as part of that certain License and Service Agreement dated October 17, 2007 between Licensor and Customer (the "Master Agreement"). This Addendum is governed by the terms and conditions set forth in the Master Agreement (and the terms of the Master Agreement are hereby incorporated into this Addendum), and, except as otherwise set forth in this Addendum, this Addendum shall be deemed part of the Master Agreement. Any undefined terms in this Addendum shall have their meanings set forth in the Master Agreement. The promises, covenants, agreements and declarations made and set forth in this Addendum are intended to and shall have the same force and effect as if set forth at length in the body of the Master Agreement. To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the Master Agreement, the terms of this Addendum shall prevail and control.

TERMS OF LICENSE AND SERVICE AGREEMENT

1.	Date:	October 17, 2007

2.	Building:	The building located at 900 N. Alameda Street, Los Angeles, California 90012, containing approximately 450,362 rentable square feet.

3.	Term:

	3.1 Length of Term:	Thirty Six (36) months (“Term”)

	3.2 Commencement Date:	November 7, 2007 (“Commencement Date”)

	3.3 Expiration Date:	November 6, 2010 (“Expiration Date”)

4.	Space: (the “Space” under this Addendum means the following items set forth in this Section 4) :

4.1 Cabinet:
One (1) approximately Two Thousand One Hundred and Seventy Six (2,176) cage located on the Second Floor of the Building and known as Cage 255-01(the “Cage”), as further set forth in Exhibit A to this Addendum.

	4.2 Conduit:	n/a

	4.3 Innerduct:	n/a

5.	Customer Fees:	Non-Recurring Fees	Monthly License Fees
			Months during Term	Monthly License Fee
			1 – 12	$31,552.00
	5.1 Cabinet:	$20,000.00	13 – 24	$32,498.56
			25 – 36	$33,473.52
	5.2 Conduit:	n/a
	5.3 Innerducts:	n/a

6.	Services; Service Fees	Scope of Services

(a) MDF Services:
Cross-connections on the Building MDF can be purchased by Customer, but only if Licensor consents thereto, in Licensor's sole discretion using reasonable business efforts, at the following rates:

Non-Recurring Charges for Cross Connections: Fiber $100.00; Coaxial $75.00; Copper $50.00

Monthly Recurring Charges for Cross Connects: Fiber $100.00; Coaxial $75.00; Copper $50.00

6.	Services; Service Fees	Scope of Services

(b) Power Services:
Subject to the terms and conditions contained in this Addendum and the Master Agreement, Customer agrees to license power for the Cage as follows:

Customer may only order a breakered capacity of up to 150 Watts of power per square foot in the Cage (the “Power Limit”).

Customer may order AC UPS power circuits for the Cage, subject to availability and Licensor's restrictions on power usage (as such availability and restrictions are determined by Licensor in Licensor’s sole and absolute discretion), for the following monthly base price:

•     AC UPS Power: $10.00 per breakered amp per month for 120V and $20.00 per breakered amp per moth for 208V, single-phase power and $34.64 per breakered amp for 208v, three-phase power (subject to increase, as set forth below).

All power in connection with the Cage shall be pursuant to separate Order Form(s) mutually agreed upon by Licensor and Customer in their sole and absolute discretion from time to time. Customer agrees that the minimum breakered circuit shall be 20 amps and the provision of power shall be in 10-amp increments above the 20-amp minimum. Customer further agrees to pay Licensor’s costs of installation plus ten percent (10%) for all power ordered, as non-recurring fees.

Customer shall ensure, at its sole cost and expense, that the load connected to any and all circuits shall be in compliance with the National Electrical Code (and all other laws, rules, regulations, codes, ordinances and insurance requirements). Licensor may, from time to time, increase any charges and/or other amounts payable by Customer relating to power (including, without limitation, those relating to the installation and/or provision thereof), provided that the increase in the amount payable by Customer as a result thereof shall be commensurate with the increase in Licensor’s costs/expenses relating to the applicable power (as reasonably determined by Licensor).

7.	Security Deposit:	$31,552.00

8.	Payments Due to Licensor Immediately Upon Execution:	Security Deposit ($31,552.00), Non-Recurring Fees ($20,000.00) and First Month’s Monthly License Fees ($31,552.00)

		TOTAL DUE TO LICENSOR UPON EXECUTION: $83,104.00

MISCELLANEOUS
9.	Address of Customer for	Digital Domain Inc.
	Notices and Invoices:	300 Rose Avenue, Venice, CA. 90291
Primary Contact: Andrew Pavell
E-Mail: apavell@d2.com
Telephone: 310-314-2876

10.	Address of Licensor for Notices:	CRG West 624 S. Grand Avenue, Suite 110 Los Angeles, California 90017 Attention: Real Estate Operations

with copies to:

The Carlyle Group 1001 Pennsylvania Ave., NW Suite 220 South Washington, D.C. 20004-2505 Attention: General Counsel – Real Estate

The Carlyle Group 1050 17th Street Suite 900 Denver, Colorado 80265 Attention: Thomas Ray

11.	Address of Licensor for Payment:	CRG West One Wilshire, LLC 6249 Paysphere Circle Chicago, Illinois 60674

DIGITAL DOMAIN INC.

By:
Name:
Title:
Date:

TCG/EURIS ALAMEDA, L.P., a Delaware limited partnership

By:
Name:
Title:

Date: